Exhibit 99.1

Contact:	Mary Ann Jackson
Investor Relations
952-830-0674
mjackson@apog.com

For Immediate Release

Monday, May 2, 2005

APOGEE ENTERPRISES REAFFIRMS GUIDANCE FOR FISCAL 2006

MINNEAPOLIS, MN (May 2, 2005) – Apogee Enterprises, Inc. (Nasdaq:APOG) today reaffirmed its existing fiscal year 2006 earnings guidance. For the full year, the company continues to expect earnings of $0.72 to $0.76 per share on revenue growth of 6 to 8 percent. Apogee’s first quarter ends May 28, 2005.

Apogee’s longer-term goal continues to be to achieve an average of 8 percent annual revenue growth and 20 percent annual earnings per share growth over the three-year period from fiscal 2006 to 2008.

Apogee Enterprises, Inc., headquartered in Minneapolis, is a world leader in technologies involving the design and development of value-added glass products and services. The company is organized in three segments:

•	Architectural products and services companies design, engineer, fabricate, install, maintain and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Businesses in this segment are: Viracon, the leading fabricator of coated, high-performance architectural glass for global markets; Harmon, Inc., one of the largest U.S. full-service building glass installation, maintenance and renovation companies; Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

•	Large-scale optical technologies segment consists of Tru Vue, a value-added glass and acrylic manufacturer for the custom framing and pre-framed art markets, and a producer of optical thin film coatings for consumer electronics displays.

•	Automotive replacement glass and services segment consists of Viracon/Curvlite, a U.S. fabricator of aftermarket foreign and domestic car windshields.

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

of the company, including the following: Operational risks within (A) the Architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen delays in project timing and work flow; ii) economic conditions and the cyclical nature of the North American commercial construction industry; iii) product performance, reliability or quality problems that could delay payments, increase costs, impact orders or lead to litigation; iv) the segment’s ability to fully utilize production capacity; v) integration of the AWallS acquisition in a timely and cost-efficient manner; and vi) completion and production ramp-up of the Viracon capacity expansion in a timely and cost-efficient manner; (B) the Large-Scale Optical segment: i) markets that are impacted by consumer confidence; ii) dependence on a relatively small number of customers; and iii) ability to utilize manufacturing facilities; and (C) the Auto Glass segment: i) transition of markets served, as the long-term supply agreement with PPG Industries for auto replacement windshields expires in the second quarter of fiscal 2006 and product is then marketed to independent distributors; ii) changes in market dynamics; iii) market seasonality; iv) highly competitive, fairly mature industry; and v) performance of the PPG Auto Glass, LLC joint venture. Additional factors include: i) revenue and operating results that are volatile; ii) the possibility of a material product liability event; iii) the costs of compliance with governmental regulations relating to hazardous substances; iv) management of discontinued operations exiting activities; and v) foreign currency risk related to discontinued operations. The company cautions readers that actual future results could differ materially from those described in the forward-looking statements. The company wishes to caution investors that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Exhibit 99.1 to the company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2005.

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 o www.apog.com